Exhibit 1.01

Electronics For Imaging, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2018

This Conflict Minerals Report of Electronics For Imaging, Inc. (the “Company”) for the year ended December 31, 2018 is presented pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations when a registrant manufactures or contracts to manufacture products for which Conflict Minerals (as defined below) are necessary to the functionality or production of such products. Conflict Minerals are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which are limited to tin, tantalum, and tungsten.

The Company and Its Products

Unless the context otherwise requires, the “Company,” “EFI,” “we,” “our, and “us” refer to Electronics For Imaging, Inc. and its consolidated subsidiaries.

Overview

EFI is a world leader in customer-centric digital printing innovation focusing on the transformation of the printing, packaging, ceramic tile decoration, and textile industries from the use of traditional analog based printing to digital on demand printing. Our corporate headquarters are located at 6750 Dumbarton Circle, Fremont, California 94555.

We offer a wide-range of products and services for industrial digital printing. Our products and services are grouped in the following categories: Industrial Inkjet, Productivity Software, and Fiery.

Industrial Inkjet

Our Industrial Inkjet products address the high-growth industrial digital inkjet markets where significant conversion of production from analog to digital inkjet printing is occurring. The Industrial Inkjet operating segment consists of our VUTEk super-wide and wide format display graphics, Nozomi corrugated packaging and display, Reggiani textile, and Cretaprint ceramic tile decoration and building material industrial digital inkjet printers; digital ultra-violet (“UV”) curable, light emitting diode (“LED”) curable, ceramic, water-based, thermoforming, and specialty inks, as well as a variety of textile inks including dye sublimation, pigmented, reactive dye, acid dye, pure disperse dye, water-based dispersed printing ink, supplies and coatings; digital inkjet printer parts; and professional services. Printing surfaces include paper, vinyl, corrugated, textile, glass, plastic, aluminum composite, ceramic tile, wood, and many other flexible and rigid substrates.

Productivity Software

To provide our customers with solutions to manage and streamline their printing and packaging operations, we have developed technology that enhances printing workflow and makes printing and packaging operations more powerful, productive, cost-effective, and easier to manage. Most of our software solutions have been developed with the express goal of automating print processes and streamlining workflow via open, integrated, and inter-operable products, services, and solutions. The Productivity Software operating segment consists of a complete set of productivity software suites that enable efficient and automated end-to-end business and production workflows for the print and packaging industries. These productivity software suites also provide tools to enable revenue growth, efficient scheduling, and optimization of processes, equipment, and personnel. Customers are provided the financial and technical flexibility to deploy locally within their business or to be hosted in the cloud.

Fiery

Fiery products include (i) stand-alone Digital Front Ends (“DFEs”), which are connected to digital printers, copiers, and other peripheral devices, (ii) embedded DFEs and design-licensed solutions used in digital copiers and multi-functional devices,

(iii) optional software integrated into our DFE solutions such as Fiery Central and Graphics Arts Package, and Color Profiler (iv) Fiery Self Serve, our self-service and payment solution, and (v) stand-alone software-based solutions such as our proofing, textile and scanning solutions. Our Fiery segment consists of Fiery and the FreeFlow Print Server business. DFEs transform digital copiers and printers into high performance networked printing devices for the office, commercial, and industrial printing markets. We have direct relationships with several leading printer manufacturers with whom we work closely to design, develop, and integrate Fiery DFE and software technology to maximize the capability of each print engine. The printer manufacturers act as distributors and sell Fiery products to end customers through reseller channels. End customer and reseller channel preference for the Fiery DFE and software solutions drives demand for Fiery products through the printer manufacturers.

We have determined that gold, tantalum and tin are necessary to the functionality or production of some of our manufactured products in our Industrial Inkjet, Productivity Software and Fiery portfolios.

We have adopted a policy relating to Conflict Minerals, incorporating the standards set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related supplements for gold, tin, tantalum and tungsten (“OECD Framework”). The policy states that EFI will not knowingly purchase raw materials, subassemblies, or supplies that are known to contain Conflict Minerals that directly or indirectly finance or benefit armed groups in any of the Covered Countries (as defined below). Our policy further states that we will exercise due diligence with relevant suppliers consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and encourage our suppliers to do likewise with their suppliers.

Our conflict minerals policy is posted at the Investor Relations section of our website at www.efi.com.

Reasonable Country of Origin Inquiry and Due Diligence Process

In accordance with the Rule, the Company undertook a reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals in its manufactured products. This RCOI was reasonably designed to determine whether any of the Conflict Minerals originated in the Democratic Republic of the Congo, the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, or Angola (collectively, the “Covered Countries”), and whether any of the Conflict Minerals may be from recycled or scrap sources (as defined by paragraph (d)(6) of Item 1.01 of Form SD). The Company also exercised due diligence on the source and chain of custody of the Conflict Minerals.

EFI’s supply chain with respect to our products is complex. There are many third parties in the supply chain between the ultimate manufacture of our products and the original sources of Conflict Minerals because EFI does not purchase Conflict Minerals directly from mines, smelters or refiners. We rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us including sources of Conflict Minerals that are supplied to them from lower tier suppliers.

We designed our due diligence measures to be in conformity, in all material respects, with the framework in the OECD Framework.

Our RCOI and due diligence efforts included conducting a supply-chain survey with direct suppliers using the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”) to identify the smelters and refiners that contribute Conflict Minerals to our suppliers and follow up contact with those that did not respond to our initial inquiries and those that provided incomplete responses. We also performed a review of the smelter information provided by those suppliers that included such information in the collected surveys, determining whether the identified smelters are “known” smelters or have been identified as “conflict free” by the Responsible Minerals Assurance Process (“RMAP”).

For the year ended December 31, 2018, we contacted 81 Tier 1 suppliers, which accounted for approximately 95% of our 2018 production supply spend on products that could contain gold, tin, tantalum or tungsten. We conducted a survey of these suppliers to determine whether gold, tin, tantalum or tungsten in components contained in our products may have originated in the Covered Countries or if they were from recycled or scrap sources. We also issued subsequent reminders for supplier survey non-responses. As a result of our efforts, we received responses from 81% of the suppliers surveyed and the majority of supplier survey responses listed the smelters/refiners used in their supply chain.

The responses contained varying degrees of information regarding the names and locations of smelters/refiners, which process necessary Conflict Minerals used in our suppliers’ products, which are ultimately incorporated into our products. We reviewed the responses and made further inquiries of our suppliers as necessary.

Many of the responses received provided smelter or refinery information at a company or divisional level or were unable to specify the smelters or refiners used for products supplied to EFI. As a result, EFI is unable to determine whether any of the Conflict Minerals reported by our suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refineries are actually in EFI’s supply chain. Through our participation in the RMI, we continue to support independent third-party audits through the RMI or other third-party certification schemes.

Our due diligence process includes participation in RMI and following the OECD Framework. We requested that our suppliers complete the CMRT survey in order to obtain information about Conflict Minerals smelters or refiners in our supply chain. We have determined that these actions represent the most reasonable effort we can make to determine the mines or locations of origin of the Conflict Minerals in our supply chain.

Although the majority of survey responses provided smelter and refiner data, some responses did not completely list all the smelters or refiners used in their supply chain. We analyzed and compared the Conflict Minerals smelter and refiner data we received against information obtained from the RMI database. For the calendar year 2018, our due diligence identified 330 smelters and refiners as potential sources of Conflict Minerals that were reported to be in our supply chain.

In order to provide compliance status, we completed further analysis of the 330 smelters and refiners, of which 237 have been certified as RMAP conformant by the RMI approved program or are known to be legitimate smelters that the RMI outreach program categorizes as active in the process of obtaining an audit, or communicating with RMI but have yet to be certified. The remaining 93 are smelters or refiners that have been allocated a Smelter Identification CID number but are not currently active in the RMI program. For 2018, our due diligence identified the information set forth in the following table:

Metal	Number of Refiners/Smelters	Number of RMAP Conformant, Communicating or Active Refiners/Smelters

Gold	159	117

Tantalum	40	40

Tin	88	78

Tungsten	43	2

Total	330	237

RMAP compliance results are as of May 20, 2019. The data above was obtained from the non-public (member only access) RMI Data Exchange Forum as of May 20, 2019.

Based on the information provided by our suppliers, we believe that the facilities that may have been used to process the minerals in our products include the smelters listed in Appendix I. Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in our products or whether the minerals in our products are from recycled or scrap sources. However, based on the information provided by our suppliers, as well as from the RMI and other sources, we believe that the countries of origin of the Conflict Minerals contained in our products may include the countries listed in Appendix II below as well as recycled and scrap sources.

The Company’s efforts to determine the mine(s) or location of origin with the greatest possible specificity included the use of the due diligence measures described above.

Risk Mitigation/Future Due Diligence Measures

During the year ended December 31, 2018, the Company undertook the following steps to improve the due diligence conducted to further mitigate the risk that the necessary Conflict Minerals in our products could benefit armed groups in the Covered Countries, including:

•

Maintained a cross-functional team to review and evaluate data gathering in connection with determining the source of the necessary Conflict Minerals in our products and elevated non-responsive issues as necessary;

•	Provided a telephone hot-line and e-mail address for supplier communication relating to Conflict Minerals; and
•	Renewed our membership in RMI in order to enhance our due diligence efforts.
•

Encouraged our direct suppliers to purchase materials from smelters that are listed on the RMAP Conformant Smelter Lists and have been certified as conflict-free by an independent auditor through the RMAP;

•	Encouraged our suppliers to encourage smelters in their supply chain to undergo the audit process to be certified as conflict-free through an industry program, such as the RMAP; and
•	Continued implementing down-stream reporting obligations in our future contracts with suppliers.

Country of Refinery/Smelter Appendix I

Metal	Refinery/Smelter	Country
Gold	Advanced Chemical Company*	USA
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*	TURKEY
Gold	Aurubis AG*	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery—Glencore Canada Corporation*	CANADA
Gold	Cendres + Metaux S.A.*	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining*	JAPAN
Gold	Daejin Indus Co., Ltd.*	REPUBLIC OF KOREA
Gold	Daye Non-Ferrous Metals Mining Ltd.*	CHINA
Gold	DSC (Do Sung Corporation)*	REPUBLIC OF KOREA
Gold	DODUCO Contacts and Refining GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.*	REPUBLIC OF KOREA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.*	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	HwaSeong CJ CO., LTD.	REPUBLIC OF KOREA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	Asahi Refining USA Inc.*	USA
Gold	Asahi Refining Canada Ltd.*	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kazakhmys Smelting LLC*	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	USA
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.*	REPUBLIC OF KOREA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion*	USA
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies S.A.*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	USA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	PAMP S.A.*	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Precinox S.A.*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Royal Canadian Mint*	CANADA
Gold	Sabin Metal Corp.	USA

Gold	Samduck Precious Metals*	REPUBLIC OF KOREA
Gold	Samwon Metals Corp.	REPUBLIC OF KOREA
Gold	Schone Edelmetaal B.V.*	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.*	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom*	REPUBLIC OF KOREA
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	USA
Gold	Valcambi S.A.*	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)*	AUSTRALIA
Gold	Yamakin Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Geib Refining Corporation*	USA
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna*	POLAND
Gold	Singway Technology Co., Ltd.*	TAIWAN
Gold	Al Etihad Gold LLC*	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A*	ITALY
Gold	Remondis Argentia B.V.*	NETHERLANDS
Gold	Tony Goetz NV	BELGIUM
Gold	Korea Zinc Co., Ltd.*	REPUBLIC OF KOREA

Gold	Marsam Metals*	BRAZIL
Gold	TOO Tau-Ken-Altyn*	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	USA
Gold	SAAMP*	FRANCE
Gold	L’Orfebre S.A.*	ANDORRA
Gold	Italpreziosi*	ITALY
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Modeltech Sdn Bhd*	MALAYSIA
Gold	Bangalore Refinery*	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	USA
Gold	SungEel HiMetal Co., Ltd.*	REPUBLIC OF KOREA
Gold	Planta Recuperadora de Metales SpA*	CHILE
Gold	Safimet S.p.A*	ITALY
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Shangdong Humon Smelting Co. Ltd.	CHINA
Gold	International Metal Refiners	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Ogussa Osterreichische Gold-und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Western Australian Mint (T/a The Perth Mint)*	AUSTRALIA
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	DS PRETECH Co., Ltd.*	REPUBLIC OF KOREA

Gold	Dijilah Gold Refinery FZC*	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	African Gold Refinery	UGANDA
Gold	QG Refining, LLC	USA
Gold	NH Recytech Company*	REPUBLIC OF KOREA
Tantalum	Asaka Riken Co., Ltd.*	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	CHINA
Tantalum	Exotech Inc.*	USA
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineracao Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum	NPM Silmet AS*	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	QuantumClean*	USA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.*	JAPAN
Tantalum	Telex Metals*	USA
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	D Block Metals, LLC*	USA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	USA

Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	Global Advanced Metals Boyertown*	USA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	KEMET Blue Powder*	USA
Tantalum	Resind Industria e Comercio Ltda.*	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	Power Resources Ltd.*	REPUBLIC OF NORTH MACEDONIA
Tantalum	Jiujiang Janny New Material Co., Ltd.*	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tin	Alpha*	USA
Tin	CV Gita Pesona*	INDONESIA
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	PT Premium Tin Indonesia*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	Dowa*	JAPAN
Tin	EM Vinto*	BOLIVIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals*	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.*	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Metallic Resources, Inc.*	USA
Tin	Mineracao Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.*	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	Operaciones Metalurgical S.A.*	BOLIVIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Karimun Mining*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA

Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	Rui Da Hung*	TAIWAN
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Thaisarco*	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Magnu’s Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	PT Inti Stania Prima*	INDONESIA
Tin	CV Ayi Jaya*	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	CV Dua Sekawan*	INDONESIA
Tin	CV Tiga Sekawan/PT Rajehan Ariq*	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Resind Industria e Comercio Ltda.*	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	PT O.M. Indonesia*	INDONESIA
Tin	Metallo Belgium N.V.*	BELGIUM
Tin	Metallo Spain S.L.U.*	SPAIN
Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Kijang Jaya Mandiri*	INDONESIA
Tin	PT Menara Cipta Mulia*	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant*	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Gejiu Jinye Mineral Company*	CHINA
Tin	PT Lautan Harmonis Sejahtera*	INDONESIA

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CHINA
Tin	PT Bangka Serumpun*	INDONESIA
Tin	PT Babel Surya Alam Lestari*	INDONESIA
Tin	PT Tirus Putra Mandiri*	INDONESIA
Tin	Thai Nguyen Metallurgy Co. Ltd.*	VIETNAM
Tin	Tin Technology & Refining*	USA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Dongguan CiEXPO Environmenta Engineering Co., Ltd.*	CHINA
Tin	PT Rajawali Rimba Perkasa*	INDONESIA
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	Kennametal Huntsville*	USA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders Corp.*	USA
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Kennametal Fallon*	USA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG*	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	H.C. Starck Tungsten GmbH*	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIETNAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Niagara Refining LLC*	USA

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA
Tungsten	ACL Metais Eireli*	BRAZIL
Tungsten	Woltech Korea Co., Ltd.*	REPUBLIC OF KOREA
Tungsten	Moliren Ltd.*	RUSSIAN FEDERATION
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIETNAM

* RMAP Conformant certified as conflict free, actively engaged in the audit process required for certification, or involved in communication with RMI relating to joining the audit process.

Appendix II

Countries of origin are believed to include:

Andorra

Austria

Australia

Belgium

Bolivia

Brazil

Canada

Chile

China

Czech Republic

Estonia

Germany

India

Indonesia

Italy

Japan

Kazakhstan

Kyrgyzstan

Lithuania

Malaysia

Mexico

Myanmar

The Netherlands

New Zealand

Peru

Philippines

Poland

Republic of Korea

Republic of North Macedonia

Russian Federation

Saudi Arabia

Singapore

South Africa

Spain

Sweden

Switzerland

Taiwan

Thailand

Turkey

Uganda

United Arab Emirates

United States

Uzbekistan

Vietnam

Zambia

Zimbabwe